Exhibit 23.2

                  RECONCILIATION FROM CANADIAN GAAP TO US GAAP

Mmwave is a Canadian company and the financial statements of mmwave were prepared in accordance with Canadian generally accepted accounting principles. It was determined that had the statements been prepared using generally accepted accounting principles used in the United States there would have been no significant differences as indicated by the attached reconciliation.

Reconciliation of Canadian and U.S. GAAP

                                                   Period ended December 31                Period ended December 31
                                            -------------------------------------   -------------------------------------
                                                             2004                                    2003
                                            -------------------------------------   -------------------------------------
                                                As                         U.S.         As                         U.S.
                                             Reported                      GAAP      Reported                     GAAP
                                            (in CDN$)   Ref.   Amount   (in CDN$)   (in CDN$)   Ref.   Amount   (in CDN$)
                                            ---------   ----   ------   ---------   ---------   ----   ------   ---------
Balance sheet

Current assets
   Accounts receivable - net of allowance   2,451,537                   2,451,537   3,359,445                   3,359,445
   Inventory                                  436,801                     436,801     666,876                     666,876
   Prepaid expenses                            25,448                      25,448      85,433                      85,433
                                            ---------            ---    ---------   ---------            ---    ---------

                                            2,913,786             --    2,913,786   4,111,754             --    4,111,754

Due from related                              247,981                     247,981     534,247                     534,247

Capital assets                                130,982                     130,982     119,444                     119,444
                                            ---------            ---    ---------   ---------            ---    ---------

Total assets                                3,292,749             --    3,292,749   4,765,445             --    4,765,445
                                            =========            ===    =========   =========            ===    =========

Current liabilities
   Bank indebtedness                          245,038                     245,038     319,748                     319,748
   Accounts payable and accrued
      liabilities                           1,615,562                   1,615,562   3,049,417                   3,049,417
   Corporation income taxes payable            47,456                      47,456      18,413                      18,413
   Current portion of long-term debt          413,360                     413,360          --                          --
                                            ---------            ---    ---------   ---------            ---    ---------

                                            2,321,416             --    2,321,416   3,387,578             --    3,387,578

Long-term debt                                188,933                     188,933     754,849                     754,849
                                            ---------            ---    ---------   ---------            ---    ---------

Total liabilities                           2,510,349             --    2,510,349   4,142,427             --    4,142,427
                                            ---------            ---    ---------   ---------            ---    ---------

Share capital                                  50,633             --       50,633      50,633                      50,633
Retained earnings                             731,767             --      731,767     572,385                     572,385
                                            ---------            ---    ---------   ---------            ---    ---------

Total equity                                  782,400             --      782,400     623,018             --      623,018
                                            ---------            ---    ---------   ---------            ---    ---------

Total liabilities and equity                3,292,749             --    3,292,749   4,765,445             --    4,765,445
                                            =========            ===    =========   =========            ===    =========

Reconciliation of Canadian and U.S. GAAP

                                              Period ended December 31                  Period ended December 31
                                      ---------------------------------------   ---------------------------------------
                                                        2004                                      2003
                                      ---------------------------------------   ---------------------------------------
                                           As                         U.S.          As                          U.S.
                                       Reported                       GAAP       Reported                       GAAP
                                       (in CDN$)   Ref.   Amount    (in CDN$)    (in CDN$)   Ref.   Amount    (in CDN$)
                                      ----------   ----   ------   ----------   ----------   ----   ------   ----------
Statement of Income

Sales                                 11,183,352                   11,183,352   11,234,904                   11,234,904

Cost of sales                          8,104,025                    8,104,025    8,378,567                    8,378,567
                                      ----------            ---    ----------   ----------            ---    ----------

Gross margin                           3,079,327             --     3,079,327    2,856,337             --     2,856,337

Other operating income
   Interest and other                     26,886                       26,886       50,775                       50,775
                                      ----------            ---    ----------   ----------            ---    ----------

                                       3,106,213             --     3,106,213    2,907,112             --     2,907,112

Selling and administrative expenses    2,899,375                    2,899,375    2,846,608                    2,846,608
                                      ----------            ---    ----------   ----------            ---    ----------

Operating income (loss)                  206,838             --       206,838       60,504             --        60,504

Other income
   Gain on disposal of assets                 --                           --           --                           --
                                      ----------            ---    ----------   ----------            ---    ----------

Income before taxes                      206,838             --       206,838       60,504             --        60,504

Income taxes
   Current                                47,456                       47,456       18,413                       18,413
   Future (recovery)                          --                           --           --                           --
                                      ----------            ---    ----------   ----------            ---    ----------
                                          47,456             --        47,456       18,413             --        18,413
                                      ----------            ---    ----------   ----------            ---    ----------
Net income                               159,382             --       159,382       42,091             --        42,091
                                      ==========            ===    ==========   ==========            ===    ==========

Reconciliation of Canadian and U.S. GAAP

                                                      Period ended December 31                 Period ended December 31
                                              ---------------------------------------   -------------------------------------
                                                                2004                                     2003
                                              ---------------------------------------   -------------------------------------
                                                  As                          U.S.          As                         U.S.
                                               Reported                       GAAP       Reported                      GAAP
                                               (in CND$)   Ref.   Amount    (in CND$)   (in CND$)   Ref.   Amount   (in CND$)
                                              ----------   ----   ------   ----------   ---------   ----   ------   ---------
Statement of cash flows

Cash provided (utilized) by
   operating activities

Net income                                       159,382                      159,382     42,091                      42,091
Add (deduct) items not requiring cash:                                             --                                     --
   Amortization                                   71,082                       71,082     34,333                      34,333
                                              ----------            ---    ----------   --------             ---    --------

                                                 230,464             --       230,464     76,424              --      76,424
Changes in non-cash working capital
   items:
   Accounts receivable                           907,908                      907,908    (84,072)                    (84,072)
   Inventories                                   230,075                      230,075    248,630                     248,630
   Prepaid expenses                               59,985                       59,985    (54,114)                    (54,114)
   Accounts payable and accrued liabilities   (1,433,855)                  (1,433,855)  (163,212)                   (163,212)
   Corporation income taxes payable               29,043                       29,043      6,494                       6,494
                                              ----------            ---    ----------   --------             ---    --------

                                                  23,620             --        23,620     30,150              --      30,150
                                              ----------            ---    ----------   --------             ---    --------

Cash provided (utilized) by
   financing activities

   Decrease in due to shareholders              (152,556)                    (152,556)   (27,000)                    (27,000)
                                              ----------            ---    ----------   --------             ---    --------

Cash provided (utilized) by
     investing activities

   Additions to equipment                        (82,620)                     (82,620)   (78,536)                    (78,536)
   Decrease in due from related companies        286,266                      286,266    (76,033)                    (76,033)
                                              ----------            ---    ----------   --------             ---    --------

                                                 203,646             --       203,646   (154,569)             --    (154,569)
                                              ----------            ---    ----------   --------             ---    --------

Decrease in cash position                         74,710                       74,710   (151,419)                   (151,419)
   Cash, beginning of year                      (319,748)                    (319,748)  (168,329)                   (168,329)
                                              ----------            ---    ----------   --------             ---    --------

Cash, end of year                               (245,038)                    (245,038)  (319,748)                   (319,748)
                                              ==========                   ==========   ========                    ========